Exhibit 24


                 INDIANA MICHIGAN POWER COMPANY


          I, John F. Di Lorenzo, Jr., Secretary of INDIANA MICHIGAN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at meetings of said Board duly and legally held on December 17, 1997 and March 26, 1998, at which meetings a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded and that said resolutions are presently in full force and effect.
          Given under my hand this 8th day of April, 1998.




                                   /s/ John F. Di Lorenzo, Jr.
                                             Secretary




                 INDIANA MICHIGAN POWER COMPANY
                        December 17, 1997


          The Chairman outlined a proposed financing program through December 31, 1998 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $162,000,000 aggregate principal amount of Debt Securities comprised of first mortgage bonds or secured or unsecured promissory notes, in one or more new series, each series to have a maturity of not more than fifty years ("Debt Securities"). The Debt Securities may be issued in the form of first mortgage bonds, senior or subordinated debentures (including junior subordinated debentures) or other promissory notes, or a combination of each. The Chairman stated that, as an alternative to issuing Debt Securities, the Company might enter into a term loan agreement or note purchase agreement with one or more commercial banks, financial institutions or other institutional investors, providing for the issuance of unsecured notes with a maturity in excess of nine months in an aggregate principal amount of up to $162,000,000.

          The Chairman then stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be added to the general funds of the Company and used to pay at maturity, or prepay as may be appropriate and as may then be desirable, or purchase directly or indirectly currently outstanding debt and/or cumulative preferred stock or for working capital.

          Thereupon, on motion duly made and seconded, it was unanimously

          RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

          RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman reminded the meeting that the Company has in place an Order of the Indiana Utility Regulatory Commission ("IURC") authorizing the issuance of up to $162,000,000 of Debt Securities through December 31, 1997, and that, in connection with the proposed financing program, an application has been filed with the IURC to extend such authority through December 31, 1998. The Chairman also stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions.

          Thereupon, on motion duly made and seconded, it was unanimously

          RESOLVED, in connection with the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing of a petition with the Indiana Utility Regulatory Com-mission be, and they hereby are, ratified, confirmed and approved in all respects; and further

          RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

          RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

          RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $162,000,000 of Debt Securities, there was to be filed with the SEC a Power of Attorney, dated December 17, 1997, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

          WHEREAS, Indiana Michigan Power Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $162,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than fifty years; and

          WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated December 17, 1997, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

          RESOLVED, that each and every one of said officers and directors are, and they hereby are, authorized to execute said Power of Attorney; and further

          RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

          RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

          RESOLVED, that Dewey Ballantine LLP be, and said firm hereby is, designated as independent counsel for the suc-cessful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

          The Chairman stated that it may be desirable to enter into a treasury hedge agreement, such as a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Debt Securities. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into a Treasury Hedge Agreement, provided that the amount covered by such Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering and that the term of such Agreement will not exceed 90 days.

          Thereupon, it was, on motion duly made and seconded, unanimously

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Treasury Hedge Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by such Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering and that the term of such Agreement will not exceed 90 days; and further

          RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman explained that, with respect to the issuance of up to $162,000,000 of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into one or more Selling Agency Agreements with securities dealers yet to be determined.

          Thereupon, upon motion duly made and seconded, it was unanimously

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, one or more Selling Agency Agreements with such securities dealers in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

          RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable, in connection with the transactions authorized in the foregoing resolutions.

          The Chairman next explained that the Company could also enter into an Underwriting Agreement (the "Underwriting Agree-ment"), with certain underwriters, under which the underwriters may purchase up to $162,000,000 aggregate principal amount of Debt Securities having an interest rate and maturity to be determined, such interest rate not to exceed 10% per annum and the maturity thereof to be not less than nine months nor more than 50 years. Any initial fluctuating rate of interest on any first mortgage bonds will not exceed 10% per annum at the time of issuance. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95%, including compensation to the underwriters of no more than 3.5%, of the aggregate principal amount of the Debt Securities.

          Thereupon, it was, on motion duly made and seconded, unanimously

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95%, including compensation to the underwriters of no more than 3.5%, of the aggregate principal amount of the Debt Securities; and further

          RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman related to the meeting that any Underwriting Agreement and any Selling Agency Agreement would be entered into in connection with the issuance of Debt Securities. He further noted that, in order to enable the Company to perform its obligations under the Selling Agency Agreement or the Underwriting Agreement approved at this meeting providing for the sale of up to $162,000,000 aggregate principal amount of first mortgage bonds, it was proposed that the Board authorize the appropriate officers to create one or more new series of first mortgage bonds ("First Mortgage Bonds"), to be issued under the Mortgage and Deed of Trust, dated June 1, 1939, of the Company to Irving Trust Company, now The Bank of New York, as Trustee, as heretofore supplemented and amended, and as to be supplemented and amended by one or more additional Supplemental Indentures to the Mortgage and Deed of Trust, each of said new series of First Mortgage Bonds to be entitled and designated as, in the case of a medium term note program, "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________", and, in the case of an Underwriting Agreement, "First Mortgage Bonds, ______% Series due ____________", with the interest rate, maturity and certain other terms of each such series of First Mortgage Bonds to be designated at the time of creation thereof. Any fixed rate of interest will not exceed by more than 3.0% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing of the First Mortgage Bonds, any such interest rate not to exceed 10% per annum and the maturity thereof to be not less than nine months nor more than 50 years. Any initial fluctuating rate of interest on any variable rate First Mortgage Bonds will not exceed 10% per annum at the time of issuance.

          Thereupon, it was, on motion duly made and seconded, unanimously

          RESOLVED, that the officers of this Company (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized to create up to $162,000,000 aggregate principal amount of first mortgage bonds in one or more series, each series to be issued under and secured by the Mortgage and Deed of Trust, dated June 1, 1939, of the Company to Irving Trust Company, now The Bank of New York, as Trustee, and certain indentures supplemental thereto, including one or more additional Supplemental Indentures to the Mortgage and Deed of Trust, in substantially the form presented to this meeting, to be made by this Company to The Bank of New York, as Trustee (said Mortgage and Deed of Trust as heretofore supplemented and amended, and as to be supplemented and amended, being herein-after called the "Mortgage"), each series to be designated and to be distinguished from bonds of all other series by the title, in the case of a medium term note program, "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due __________", and, in the case of an Underwriting Agreement, "First Mortgage Bonds, ______% Series due ____________", (hereinafter called "bonds of each New Series"), provided that the interest rate, maturity and the applicable redemption provisions, if any, and such other terms, including, but not limited to, interest payment dates and record payment dates, shall be designated at the time of creation thereof and further provided that any fixed rate of interest rate applicable to First Mortgage Bonds will not exceed by more than 3% the yield to maturity of United States Treasury bonds of comparable maturity at the time of pricing of the bonds and any initial interest rate on any variable rate First Mortgage Bonds will not exceed 10% per annum at the time of issuance of the bonds and the maturity shall not be less than nine months nor more than 50 years; and further

          RESOLVED, that the officers of this Company (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, one or more additional Supplemental Indentures, specifying the designation, terms, redemption provisions and other provisions of the bonds of each New Series and providing for the creation of the bonds of each New Series and effecting the amendments to the Mortgage described therein, such instrument to be substantially in the form presented to this meeting and ordered to be filed with the records of this Company, with such changes therein as the officers executing the same may, upon the advice of counsel, approve at the time of execution (such approval to be con-clusively evidenced by their execution thereof); that The Bank of New York is hereby requested to join in the execution of said Supplemental Indentures, as Trustee; and that the officers (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) of this Company be, and they hereby are, authorized and directed to record and file, or to cause to be recorded and filed, said Supplemental Indentures in such offices of record and take such other action as may be deemed necessary or advisable in the opinion of counsel for the Company; and that such officers be, and they hereby are, authorized to determine and establish the basis on which the bonds of each New Series shall be authenticated under the Mortgage; and further

RESOLVED, that the terms and provisions of the bonds of each New
   Series and the forms of the registered bonds of each New Series and of the Trustee's Authentication Certificate be, and they hereby are, established as provided in the form of Supplemental Indenture to the Mortgage herein before authorized, with such changes as may be required upon the establishment of the further terms thereof by the appropriate officers of the Company as herein authorized; and further

          RESOLVED, that the registered bonds of each New Series shall be substantially in the form set forth in the form of Supplemental Indenture approved at this meeting; and further

          RESOLVED, that, subject to compliance with the provisions of Article V or VI of the Mortgage, the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of Section 14 of Article II of the Mortgage (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to The Bank of New York, as Trustee under the Mortgage, bonds of each New Series in the aggregate principal amount of up to $162,000,000 as definitive fully registered bonds without coupons in denominations of $1,000 or integral multiples thereof; and further

          RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the bonds of each New Series ceases to be such an officer prior to their issuance, the bonds of each New Series so signed or bearing such facsimile signature shall neverthe-less be valid; and further

          RESOLVED, that, subject as aforesaid, The Bank of New York, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, bonds of each New Series and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer of the Company be, and they hereby are, authorized to execute any Treasurer's Certificate required by Section 28(2) of Article V and Section 29(2) of Article VI of the Mortgage, in connection with the authentication and delivery of the bonds of the New Series, and in connection with any other actions taken, or to be taken, under the Mortgage; and further

          RESOLVED, that the law firms of Baker & Daniels and Mollison Law Offices, P.C. and that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, John M. Adams, Jr. of Worthington, Ohio, Thomas G. Berkemeyer of Hilliard, Ohio, Ann B. Graf of Columbus, Ohio and David C. House, of Upper Arlington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render the Opinion of Counsel required by Article V, Section 28(7) or Article VI,
   Section 29(3) of said Mortgage in connection with the authentication and delivery of the bonds of each New Series; and further

          RESOLVED, that James J. Markowsky of Worthington, Ohio, John R. Jones, III of Dublin, Ohio or Bruce A. Renz of Worthington, Ohio, engineers and officers of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed the Engineer to make with the President, any Vice President, the Treasurer or an Assistant Treasurer of this Company any Engineer's Certificate required by Article VI of the Mortgage, in connection with the authentication and delivery of the bonds of each New Series; and further

          RESOLVED, that the office of The Bank of New York, at 101 Barclay Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, fixed as the office or agency of this Company for the payment of the principal of and the interest on the bonds of each New Series and as the office or agency of the Company in The City of New York for the registration, transfer and exchange of registered bonds of each New Series; and further

          RESOLVED, that said The Bank of New York, be, and it hereby is, appointed as the agent of this Company, in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the bonds of each New Series, and for the registration, transfer and exchange of registered bonds of each New Series; and further

          RESOLVED, that said The Bank of New York, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on bonds of each New Series, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be per-mitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

          RESOLVED, that, until further action by this Board, the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of bonds of each New Series, pursuant to Section 12 of the Mortgage without charging a sum for any bond of the New Series issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to reimburse the Company for any tax or other governmental charge required to be paid by the Company in connection therewith; and further

          RESOLVED, that the firm of Deloitte & Touche LLP be, and they hereby are, appointed as independent accountants to render any independent public accountant's certificate required under Section 29 of the Mortgage; and further

          RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

          The Chairman noted that as an alternative to the issuance of First Mortgage Bonds, the Company may issue and sell unsecured notes pursuant to the Selling Agency Agreement or the Underwriting Agreement. The Chairman stated to the meeting that it was necessary that the Board authorize the execution and delivery of an Indenture to be entered into between the Company and The Bank of New York or any successor trustee (the "Indenture") to provide for the issuance of unsecured notes, in an unlimited aggregate principal amount to be issued from time to time in one or more series ("Notes").

     Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer, and the Secretary or any Assistant Secretary be, and they hereby are, authorized to execute and deliver the Indenture in substantially the form of such Indenture submitted to this meeting, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and that The Bank of New York is hereby approved and appointed as trustee under such Indenture.

          The Chairman then stated to the meeting that, in order to enable the Company to perform its obligations under the Selling Agency Agreement or the Underwriting Agreement approved at this meeting providing for the sale of up to $162,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture between the Company and The Bank of New York ("Supplemental Indenture"), forms of which were presented to the meeting. The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture. The interest rate, maturity and certain other terms have not yet been determined. The Chairman recommended that the Board authorize the appropriate officers of the Company to determine the financial terms and conditions of the Notes, including without limitation, (i) the principal amount of the Notes to be sold in each offering, (ii) the interest or method of determining the interest on the Notes, (iii) the maturity (which shall not exceed 50 years from the date of issuance) and redemption provisions of the Notes and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a Company Order or a Supplemental Indenture. Any fixed interest rate applicable to the Notes would not exceed by more than 3.0% the yield to maturity at the date of pricing on United States Treasury Bonds of comparable maturity. Any initial fluctuating interest rate applicable to the Notes would not exceed 10% at the time of issuance.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized to create up to $162,000,000 aggregate principal amount of Notes to be issued under the Indenture and one or more Supplemental Indentures or Company Orders, in substantially the form pre-sented to this meeting, and with such financial terms and conditions as determined by appropriate officers of this Company, pursuant to the Indenture and one or more Supplemental Indentures or Company Orders, and with either a fixed rate of interest which shall not exceed by more than 3.0% the yield to maturity at the date of pricing on United States Treasury bonds of comparable maturity or at an initial fluctuating rate of interest which at the time of issuance would not exceed 10%, or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of creation thereof with the maturity not to exceed 50 years; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the desig-nation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, each such instrument to be substantially in the form pre-sented to this meeting, with such insertions there-in and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; that Bank of New York is hereby requested to join in the execution of any Supplemental Indenture, as Trustee; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any trance of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute in accordance with the provi-sions of the Indenture (the signatures of such officers to be effected either manually or by fac-simile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to The Bank of New York, as Trustee under the Indenture, the Notes in the aggregate principal amount of up to $162,000,000 as definitive fully registered bonds without coupons in denominations of $1,000 or integral multiples thereof or such other denominations as may be permitted under the Indenture; and further

               RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signa-ture appears upon, any of the Notes ceases to be such an officer prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

               RESOLVED, that, subject as aforesaid, The Bank of New York, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President, any Vice President, the Treasurer or any Assistant Treasurer; and further

               RESOLVED, that John F. Di Lorenzo, Jr. of
          Upper Arlington, Ohio, John M. Adams, Jr. of
          Worthington, Ohio, Thomas G. Berkemeyer of
          Hilliard, Ohio, Ann B. Graf of Columbus, Ohio, and David C. House of Upper Arlington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture in connection with the authentication and delivery of the Notes; and further

               RESOLVED, that the office of The Bank of New
          York, at 101 Barclay Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

               RESOLVED, that said The Bank of New York be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regula-tion pertaining thereto; and further

               RESOLVED, that the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

               RESOLVED, that The Bank of New York be, and it hereby is, appointed as Note Registrar in accordance with the Indenture; and further

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the fore-going resolutions.

          The Chairman then reminded the Board that the Company has entered into an Indenture with The First National Bank of Chicago dated as of March 1, 1996 ("Indenture") in connection with the Company's issuance of junior subordinated debentures ("Debentures"). The Chairman stated that, in connection with the proposed sale of additional Debentures, it was necessary that the Board of Directors of this Company authorize the execution and delivery of one or more Supplemental Indentures to the Indenture ("Supplemental Indenture"). The Debentures will be created under the Supplemental Indenture and will also allow the Company to defer payment of interest for up to five years. The Chairman then recommended that the Board authorize the appropriate officers of the Company to create the Debentures and specify the interest rate, maturity, redemption provisions, and other terms at the time of creation with the maturity not to exceed 50 years and bearing interest to maturity at either a fixed rate, floating rate, or combination thereof. Any fixed interest rate of the Debentures will exceed by more than 3.0% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing. Any initial fluctuating rate on the Debentures will not be greater than 10% at the time of issuance of the Debentures.

          Thereupon, it was, on motion duly made and seconded, unanimously

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer, and the Secretary or any Assistant Secretary be, and they hereby are, authorized to (i) create up to $75,000,000 aggregate principal amount of Debentures to be issued under the Indenture and the Supplemental Indenture, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, to be designated and to be distinguished from debentures of all other series by the title "Junior Subordinated Deferrable Interest Debentures, Series __, Due ____________", and (ii) to specify the interest rate, maturity, redemption provisions and other terms at the time of creation with the maturity not to exceed 50 years, and bearing interest to maturity at either a fixed rate, floating rate, or combination thereof, with any fixed interest rate of the Debentures not to exceed by more than 3.0% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing and any initial fluctuating rate not to exceed 10% at the time of pricing the Debentures; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, the Supplemental Indenture, specifying the designation, terms, redemption provisions and other pro-visions of the Debentures and providing for the creation of the Debentures, such instrument to be substantially in the form presented to this meeting, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; that The First National Bank of Chicago is hereby requested to join in the execution of the Supplemental Indenture, as Trustee; and further

          RESOLVED, that the terms and provisions of the Debentures and the form of the registered Debentures and of the Trustee's Authentication Certificate shall be established by the appropriate officers of the Company as herein authorized; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of the Indenture (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to The First National Bank of Chicago, as Trustee under the Indenture, the Debentures in the aggregate principal amount of up to $75,000,000 as definitive fully registered bonds without coupons in denominations of $25 or integral multiples thereof; and further

          RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the Debentures ceases to be such an officer prior to their issuance, the Debentures so signed or bearing such facsimile signature shall nevertheless be valid; and further

          RESOLVED, that, subject as aforesaid, The First National Bank of Chicago, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Debentures and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President, one of its Vice Presidents or its Treasurer, and its Secretary or one of its Assistant Secretaries; and further

          RESOLVED, that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, John M. Adams, Jr. of Worthington, Ohio, Ann B. Graf of Columbus, Ohio, Thomas G. Berkemeyer of Hilliard, Ohio, and David C. House of Upper Arlington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by of the Indenture in connection with the authentication and delivery of the Debentures; and further

          RESOLVED, that the office of The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois, be, and it hereby is, designated as the office or agency of this Company, in accordance with Section 4.02 of the Indenture, for the payment of the principal of and the interest on the Debentures, for the registration, transfer and exchange of Debentures and for notices or demands to be served on the Company with respect to the Debentures; and further

          RESOLVED, that The First National Bank of Chicago, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Debentures, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

          RESOLVED, that the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Debentures, pursuant to
   Section 2.05 of the Indenture without charging a sum for any Debenture issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

          RESOLVED, that The First National Bank of Chicago be, and it hereby is, appointed as Debenture Registrar in accordance with Section 2.05(b) of the Indenture; and further

          RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

          The Chairman indicated to the meeting that it may be desirable that the Debentures be listed on the New York Stock Exchange and in connection with any such application, to register the Debentures under the Securities Exchange Act of 1934. In this connection, he presented a form of indemnity agreement to be executed and delivered by this Company to the New York Stock Exchange in any such application for such listing.

          Thereupon, it was, on motion duly made and seconded, unanimously

          RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make application, on behalf of this Company, to the New York Stock Exchange for the listing of up to $75,000,000 aggregate principal amount of Debentures; and further

          RESOLVED, that G. P. Maloney, Armando A. Pena and Bruce M. Barber, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

          RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, an application for the registration of up to $75,000,000 aggregate principal amount of Debentures with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, in such form as the officers of this Company executing the same may determine; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debentures on the New York Stock Exchange.

          The Chairman further stated that it would be desirable to authorize the proper officers of the Company on behalf of the Company, to enter into one or more term loan or note purchase agreements with terms similar to those contained in the repre-sentative forms presented to the meeting ("Proposed Agreement") with one or more as yet unspecified commercial banks, financial institutions or other institutional investors, which would provide for the Company to borrow up to $162,000,000. Such borrowings would be evidenced by an unsecured promissory note or notes ("Note") of the Company maturing not less than nine months nor more than thirty years after the date thereof, bearing interest to maturity at either a fixed rate, floating rate, or combination thereof. Any fixed interest rate of the Note will not exceed 3.0% of the yield to maturity of United States Treasury obligations that mature on or about the date of maturity of the note. Any fluctuating rate will not be greater than 200 basis points above the rate of interest announced publicly by the lending bank from time to time as its base or prime rate, but in no event with the initial fluctuating interest rate exceed 10% at the time of issuance.

          The Chairman explained that, although the Proposed Agreement does not represent a definitive agreement with any com-mercial bank, financial institution or other institutional investor, it is believed, on the basis of discussions with cer-tain of such entities, that one or more of them would enter into an agreement on terms substantially similar to those in the Pro-posed Agreement. Accordingly, the Chairman recommended to the Board that it authorize the proper officers of the Company to enter into one or more new term loan agreements on terms substan-tially similar to those in the Proposed Agreement.



          Thereupon, upon motion duly made and seconded, it was unanimously

          RESOLVED, that the form, terms and provisions of the Proposed Agreement between the Company and one or more as yet unspecified commercial banks, financial institutions or other institutional investors, a copy of which has been submitted to this meeting, including the forms, terms and provisions of the Note of the Company appended thereto, be, and the same hereby are, in all respects approved; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, the Proposed Agreement in substantially the form of such agreement submitted to this meeting, at either a fixed rate of interest which shall not be greater than 3.0% above the yield to matur-ity of United States Treasury obligations that mature on or about the maturity date of the Note issued thereunder, or a fluctuating rate of interest which shall not be greater than 3.0% above the rate of interest announced publicly by the lending bank from time to time as its base or prime rate, but in no event will the fluctuating interest rate exceed 10% at the time of issuance, or at a combination of such described fixed or fluctuating rates, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized, in the name and on behalf of this Company, to borrow from one or more commercial banks, financial institutions or other institutional investors, up to $162,000,000, upon the terms and subject to the conditions of the Proposed Agreement as executed and delivered; and in connection therewith, to execute and deliver a promissory note in the form appended to the Proposed Agreement, with such insertions therein and changes thereto consistent with such Proposed Agreement as shall be approved by the officer executing the same, such execution to be con-clusive evidence of such approval; and further

          RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.



                 INDIANA MICHIGAN POWER COMPANY
                         March 26, 1998


          The Chairman reminded the Board that it had approved on December 17, 1997 a proposed financing program through December 31, 1998 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $162,000,000 aggregate principal amount of Debt Securities comprised of first mortgage bonds or secured or unsecured promissory notes, in one or more new series, each series to have a maturity of not more than fifty years ("Debt Securities"). The Debt Securities may be issued in the form of first mortgage bonds, senior or subordinated debentures (including junior subordinated debentures) or other promissory notes, or a combination of each. As part of this financing program the Board approved the creation and issuance of up to $75,000,000 aggregate principal amount of junior subordinated debentures ("Debentures"). The Chairman then recommended that the $75,000,000 aggregate principal amount be increased to $125,000,000 aggregate principal amount; in no event, however, will the Company issue and sell more than $162,000,000 of Debt Securities as currently authorized by the Indiana Utilities Regulatory Commission.

     The Chairman then reminded the Board that the Company has entered into an Indenture with The First National Bank of Chicago dated as of March 1, 1996 ("Indenture") in connection with the Company's issuance of Debentures. The Chairman stated that, in connection with the proposed sale of additional Debentures, it was necessary that the Board of Directors of this Company authorize the execution and delivery of one or more Supplemental Indentures to the Indenture ("Supplemental Indenture"). The Debentures will be created under the Supplemental Indenture and will also allow the Company to defer payment of interest for up to five years. The Chairman then recommended that the Board authorize the appropriate officers of the Company to create the Debentures and specify the interest rate, maturity, redemption provisions, and other terms at the time of creation with the maturity not to exceed 50 years and bearing interest to maturity at either a fixed rate, floating rate, or combination thereof. Any fixed interest rate of the Debentures will not exceed by more than 3.0% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing. Any initial fluctuating rate on the Debentures will not be greater than 10% at the time of issuance of the Debentures.

     Thereupon, it was, on motion duly made and seconded, unanimously


          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer, and the Secretary or any Assistant Secretary be, and they hereby are, authorized to (i) create up to $125,000,000 aggregate principal amount of Debentures to be issued under the Indenture and the Supplemental Indenture, in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, to be designated and to be distinguished from debentures of all other series by the title "Junior Subordinated Deferrable Interest Debentures, Series __, Due ____________", and (ii) to specify the interest rate, maturity, redemption provisions and other terms at the time of creation with the maturity not to exceed 50 years, and bearing interest to maturity at either a fixed rate, floating rate, or combination thereof, with any fixed interest rate of the Debentures not to exceed by more than 3.0% the yield to maturity on United States Treasury bonds of comparable maturity at the time of pricing and any initial fluctuating rate not to exceed 10% at the time of pricing the Debentures; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, the Supplemental Indenture, specifying the designation, terms, redemption provisions and other pro-visions of the Debentures and providing for the creation of the Debentures, such instrument to be substantially in the form presented to this meeting, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; that The First National Bank of Chicago is hereby requested to join in the execution of the Supplemental Indenture, as Trustee; and further

          RESOLVED, that the terms and provisions of the Debentures and the form of the registered Debentures and of the Trustee's Authentication Certificate shall be established by the appropriate officers of the Company as herein authorized; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of the Indenture (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to The First National Bank of Chicago, as Trustee under the Indenture, the Debentures in the aggregate principal amount of up to $125,000,000 as definitive fully registered bonds without coupons in denominations of $25 or integral multiples thereof; and further

          RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the Debentures ceases to be such an officer prior to their issuance, the Debentures so signed or bearing such facsimile signature shall nevertheless be valid; and further

          RESOLVED, that, subject as aforesaid, The First National Bank of Chicago, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Debentures and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President, one of its Vice Presidents or its Treasurer, and its Secretary or one of its Assistant Secretaries; and further

          RESOLVED, that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, Ann B. Graf of Columbus, Ohio, Thomas G. Berkemeyer of Hilliard, Ohio, David C. House of Upper Arlington, Ohio, and William E. Johnson of Columbus, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by of the Indenture in connection with the authentication and delivery of the Debentures; and further

          RESOLVED, that the office of The First National Bank of Chicago, One First National Plaza, Suite 0126, Chicago, Illinois, be, and it hereby is, designated as the office or agency of this Company, in accordance with Section 4.02 of the Indenture, for the payment of the principal of and the interest on the Debentures, for the registration, transfer and exchange of Debentures and for notices or demands to be served on the Company with respect to the Debentures; and further

          RESOLVED, that The First National Bank of Chicago, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Debentures, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

          RESOLVED, that the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Debentures, pursuant to
   Section 2.05 of the Indenture without charging a sum for any Debenture issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

          RESOLVED, that The First National Bank of Chicago be, and it hereby is, appointed as Debenture Registrar in accordance with Section 2.05(b) of the Indenture; and further

          RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

          The Chairman indicated to the meeting that it may be desirable that the Debentures be listed on the New York Stock Exchange and in connection with any such application, to register the Debentures under the Securities Exchange Act of 1934. In this connection, he presented a form of indemnity agreement to be executed and delivered by this Company to the New York Stock Exchange in any such application for such listing.

          Thereupon, it was, on motion duly made and seconded, unanimously

          RESOLVED, that the officers of this Company be, and they hereby are, authorized, in their discretion, to make application, on behalf of this Company, to the New York Stock Exchange for the listing of up to $125,000,000 aggregate principal amount of Debentures; and further

          RESOLVED, that G. P. Maloney, Armando A. Pena and Bruce M. Barber, or any one of them, be, and they hereby are, designated to appear before the New York Stock Exchange with full authority to make such changes in such application or any agreements relating thereto as may be necessary or advisable to conform with the requirements for listing; and further

          RESOLVED, that the proper officers be, and they hereby are, authorized to execute and file, on behalf of this Company, an application for the registration of up to $125,000,000 aggregate principal amount of Debentures with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, in such form as the officers of this Company executing the same may determine; and further

          RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer be, and each of them hereby is, authorized to take any other action and to execute any other documents that in their judgment may be necessary or desirable in connection with listing the Debentures on the New York Stock Exchange.

          RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable connection with the transactions authorized in the foregoing resolutions.





                 INDIANA MICHIGAN POWER COMPANY
                        POWER OF ATTORNEY

     Each of the undersigned directors or officers of INDIANA MICHIGAN POWER COMPANY, an Indiana corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $162,000,000 aggregate principal amount of its first mortgage bonds or senior or subordinated debt (including junior subordinated debentures), or other promissory notes, or a combination of each, in one or more new series, each series to have a maturity of not more than 50 years, does hereby appoint E. LINN DRAPER, JR., G. P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF the undersigned have hereunto set their hands this 17th day of December, 1997.


/s/ E. Linn Draper, Jr.            /s/ G. P. Maloney
E. Linn Draper, Jr.      L.S.      G. P. Maloney            L.S.


/s/ K. G. Boyd                     /s/ J. J. Markowsky
K. G. Boyd               L.S.      J. J. Markowsky          L.S.


/s/ C. R. Boyle, III               /s/ D. B. Synowiec
C. R. Boyle, III         L.S.      D. B. Synowiec           L.S.


/s/ G. A. Clark                    /s/ J. H. Vipperman
G. A. Clark              L.S.      J. H. Vipperman          L.S.


/s/ P. J. DeMaria                  /s/ W. E. Walters
P. J. DeMaria            L.S.      W. E. Walters            L.S.


/s/ W. N. D'Onofrio                /s/ E. H. Wittkamper
W. N. D'Onofrio          L.S.      E. H. Wittkamper         L.S.


/s/ Wm. J. Lhota
Wm. J. Lhota             L.S.